Exhibit 23(b)


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this Registration Statement.


                                                     /s/Arthur Andersen LLP
                                                     Arthur Andersen LLP


New York, New York
July 2, 1996